SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 5, 2023

KeyStar Corp.

(Exact name of registrant as specified in its charter)

Nevada	333-252983	85-0738656
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

78 SW 7th Street, Suite 500 Miami, FL	33130
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (866) 783-9435

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01Entry into a Material Definitive Agreement.

The disclosures set forth in Items 2.03 and 3.02 are incorporated by reference into this Item 1.01.

Item 2.03Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On May 5, 2023, KeyStar Corp., a Nevada corporation (the “Company,” “we” or “our”), entered into a Promissory Note with Excel Family Partners, LLLP, a Florida limited liability limited partnership (“Excel”) in the principal amount of $1,600,000 (the “Note”). Excel is controlled by Mr. Bruce Cassidy, our Secretary and sole member of our board of directors (the “Board”).

The Note matures on November 4, 2023 (the “Maturity Date”), at which time the outstanding principal amount under the Note, along with a flat fee of $160,000 (the “Funding Fee”), is due and payable in full. We may prepay the outstanding principal amount under the Note at any time prior to the Maturity Date without any additional premium or penalty. In the event that the outstanding principal amount under the Note is paid in full prior to August 4, 2023, the amount of the Funding Fee shall automatically be reduced to a flat fee of $140,000.

In the event that the outstanding principal amount under the Note and the Funding Fee have not been paid in full by the earlier of the Maturity Date or such earlier date if there is a default hereunder and Excel properly accelerates the due date, interest shall be charged from and after such date on the principal amount remaining unpaid as of such date at a rate equivalent to the highest lawful rate or twenty-five percent (25%) per annum, whichever is less, until paid.

In connection with entering into the Note, we issued Excel a Common Stock Warrant to purchase 1,600,000 shares of our common stock at an exercise price of $0.25 per share (the “Warrant”). The Warrant may be exercised, in whole or in part, at any time through May 4, 2028, on either a cash or cashless basis. The offer, sale and issuance of the Warrant were deemed to be exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on Section 4(a)(2) of the Securities Act and/or Rule 506(b) of Regulation D promulgated thereunder, as transactions by an issuer not involving a public offering. Excel is acquiring the Warrant for investment only and not with a view to or for sale in connection with any distribution thereof and it represented to us that it could bear the risks of the investment and could hold the securities for an indefinite period of time, and appropriate legends were, or will be, affixed to the Warrant upon issuance thereof. Excel represented to us that it is an accredited investor within the meaning of Rule 501 of Regulation D under the Securities Act.

The foregoing summary of the Note and the Warrant are qualified in their entirety by reference to the full text of the Note and the Warrant which are attached as Exhibits 10.1 and Exhibit 4.1, respectively, hereto and are incorporated by reference herein. You are urged to read said exhibits attached hereto in their entirety.

Item 3.02Unregistered Sales of Equity Securities.

The disclosures set forth in Item 2.03 are incorporated by reference into this Item 3.02.

Item 9.01Financial Statements and Exhibits

(d)Exhibits.

Exhibit No.	Description
4.1	Common Stock Warrant of KeyStar Corp. issued to Excel Family Partners, LLP, dated May 5, 2023.
10.1	Promissory Note dated May 5, 2023 made by KeyStar Corp.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 8, 2023	KEYSTAR CORP.

By: /s/ Anthony J. Fidaleo
Anthony J. Fidaleo, CFO